Filed Pursuant to Rule 424(b)(7)
Registration No. 333-289398

Prospectus Supplement

1,268,033 SHARES OF CLASS A COMMON STOCK

This prospectus supplement relates to the resale from time to time of up to 1,268,033 shares of Class A common stock, par value $0.0001 per share, of Tempus AI, Inc., a Nevada corporation (“Tempus,” “we,” “us” or “our”), by the selling stockholders referenced in this prospectus supplement.

1,124,714 shares of Class A common stock being registered were issued pursuant to or in connection with the Agreement and Plan of Merger, dated August 22, 2025 (the “Merger Agreement”), by and among Tempus, Giant Panda Merger Sub, Inc., a Delaware corporation and a direct, wholly owned subsidiary of Tempus, Paige.AI, Inc., a Delaware corporation (“Paige.AI”), and Shareholder Representative Services LLC, a Colorado limited liability company, solely in its capacity as the securityholder representative, relating to our acquisition of Paige.AI, which includes 85,966 shares of Class A common stock that may be released to certain selling stockholders in connection with the release of a holdback pursuant to the terms of the Merger Agreement. 17,915 shares of Class A common stock being registered were issued pursuant to the License Agreement, dated August 22, 2025 (the “License Agreement”), by and among Memorial Sloan-Kettering Cancer Center, Memorial Hospital for Cancer and Allied Diseases, and Sloan-Kettering Institute for Cancer Research, each a New York not-for-profit corporation (collectively, “MSK”) and Tempus relating to Tempus’ license of certain intellectual property from MSK. 125,404 shares of Class A common stock being registered were issued pursuant to the Settlement and Release Agreement, dated August 22, 2025 (the “Release Agreement”), by and among MSK, Paige.AI, and Tempus, relating to the mutual settlement and release of certain claims by the parties thereto. See the section titled “Selling Stockholders” for more information.

We are registering the resale of the shares of Class A common stock pursuant to requirements of certain agreements between us and the selling stockholders. See the section titled “Selling Stockholders” for additional information regarding the selling stockholders and the requirements of certain agreements between us and the selling stockholders.

We are not selling any shares under this prospectus supplement and will not receive any proceeds from any sale of shares by the selling stockholders. We, and not the selling stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus supplement, but the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Class A common stock.

We are registering the resale of the shares of Class A common stock held by the selling stockholders to permit the selling stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution.” See the section titled “Plan of Distribution” for more information.

Our shares of Class A common stock are listed on the Nasdaq Global Select Market (“Nasdaq”) under the symbol “TEM.” On August 26, 2025, the closing sale price of our Class A common stock was $76.30 per share.

Investing in our Class A common stock involves risks that are described in the section titled “Risk Factors” beginning on page S-7 of this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the securities to be sold under this prospectus supplement or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus supplement is August 27, 2025.

Prospectus Supplement

Prospectus

ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may offer shares of our Class A common stock in one or more offerings. There is no limit on the aggregate number of shares of Class A common stock that the selling stockholders may offer pursuant to the registration statement of which this prospectus supplement is a part.

The selling stockholders referenced in this prospectus supplement may offer and sell up to 1,268,033 shares of our Class A common stock pursuant to this prospectus supplement. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to this offering. Any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus supplement or in the documents that we have incorporated by reference into this prospectus supplement. We urge you to read carefully this prospectus supplement and the accompanying prospectus, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus supplement or the accompanying prospectus. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus supplement is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus supplement, the accompanying prospectus, and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement, the accompanying prospectus or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus supplement and the documents incorporated by reference in this prospectus supplement, does not constitute a portion of this prospectus supplement or the documents incorporated by reference in this prospectus supplement and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus supplement and the documents incorporated by reference in this prospectus supplement and we believe the industry, market and competitive position data included in this prospectus supplement and the documents incorporated by reference in this prospectus supplement is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled

“Special Note Regarding Forward-Looking Statements” in this prospectus supplement and in the section titled “Risk Factors” incorporated by reference in this prospectus supplement from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus or any document incorporated by reference into this prospectus supplement that was filed with the SEC before the date of this prospectus supplement, on the other hand, you should rely on the information in this prospectus supplement. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus supplement — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus supplement, all references to “Tempus,” the “Company,” “we,” “us,” “our,” or similar references refer to Tempus AI, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated in this prospectus supplement and the accompanying prospectus, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include, but are not limited to, statements concerning the following:

•	the evolving treatment paradigm for cancer, including physicians’ use of molecular data and targeted oncology therapeutics and the market size for our current and future products;

•	our ability to expand our business beyond oncology into new disease areas;

•	estimates of our addressable market and our expectations regarding our revenue, expenses, capital requirements and operating results;

•	our ability to develop new products and services, including our goals and strategy regarding development and commercialization of our AI Applications product line;

•	our ability to maintain and grow our datasets, including in new disease areas and geographies;

•	any expectation that the growth of our datasets will improve the quality of our products and services and accelerate their adoption;

•	our ability to capture, aggregate, analyze or otherwise utilize genomic data in new ways and in additional diagnostic modalities;

•	any expectation that we will continue to commercialize de-identified records and license them to multiple customers;

•	the acceptance of our publications in peer-reviewed journals or of our presentations at scientific and medical conference presentations;

•	the implementation of our business model and strategic plans for our products, technologies and businesses;

•	competitive companies and technologies and our industry;

•	the potential of intelligent diagnostics to be disruptive across a broad set of disease areas and the clinical trial process;

•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;

•	the impact of macroeconomic conditions, including new and potential tariffs, on us and our customers;

•	third-party payer reimbursement and coverage decisions, including our strategy to increase reimbursement;

•	our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement;

•	potential effects of evolving and/or extensive government regulation;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to hire and retain key personnel;

•	our ability to expand internationally, including through our joint venture, SB Tempus Corp. in Japan;

•

our ability to successfully acquire businesses, form joint ventures or make investments in companies or technologies, including our ability to realize the expected benefits of our acquisitions of Ambry Genetics Corporation, Deep 6 AI, Inc. and Paige.AI;

•	our ability to protect and enforce our intellectual property rights, including our trade secret protected proprietary rights in our platform;

•	our ability to service or pay down existing or future debt obligations;

•	the outcome of pending or threatened litigation;

•	our anticipated cash needs and our needs for additional financing; and

•	anticipated trends and challenges in our business and the markets in which we operate.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in, or incorporated by reference into, the sections titled “Risk Factors” in this prospectus supplement and the accompanying prospectus and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated into this prospectus supplement and the accompanying prospectus. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in, or incorporated by reference into, this prospectus supplement. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus supplement. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in, or incorporated by reference into, this prospectus supplement and the accompanying prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus supplement and the accompanying prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

THE COMPANY

This summary highlights selected information contained elsewhere in this prospectus supplement or incorporated by reference in this prospectus supplement, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus supplement and the accompanying prospectus, including the risks of investing in our Class A common stock discussed in the section titled “Risk Factors,” and under similar headings in the other documents that are incorporated by reference into this prospectus supplement. You should also carefully read the information incorporated by reference into this prospectus supplement, including our financial statements, and the exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus are a part.

Overview

Tempus is a technology company focused on healthcare that straddles two converging worlds. We strive to combine deep healthcare expertise, providing next-generation diagnostics across multiple disease areas, with leading technology capabilities, harnessing the power of data and analytics to help personalize medicine. We endeavor to unlock the true power of precision medicine by creating Intelligent Diagnostics through the practical application of artificial intelligence (“AI”) in healthcare. Intelligent Diagnostics use AI, including generative AI, to make laboratory tests more accurate, tailored, and personal. Unlike traditional diagnostic labs, we can incorporate unique patient information, such as clinical, molecular, and imaging data, with the goal of making our tests more intelligent and our results more insightful. Unlike other technology companies, we are deeply rooted in clinical care delivery as one of the largest sequencers of cancer patients, and patients with other diseases, in the United States. Straddling both worlds is advantageous as we believe Intelligent Diagnostics represent the future of precision medicine, informing more personalized and data-driven therapy selection and development. We believe their adoption could empower physicians to deliver better care and researchers to develop more precise therapies, with the potential to save millions of lives.

In order to bring AI to healthcare at scale, we believe the foundation of how data flows throughout the ecosystem needs to be rebuilt. We established new data pipes, going to and from providers, to allow for the free exchange of data between physicians, who interpret data, and diagnostic and life science companies, who provide data, integrating relevant clinical data, such as outcomes, or adverse events, which are essential for many clinical decisions. Without this capability, we believe that data would continue to accumulate without impacting patient care. To accomplish this, we built both a technology platform to free healthcare data from silos and an operating system to make this data useful, the combination of which we refer to as our Platform. Our Platform connects multiple stakeholders within the larger healthcare ecosystem, often in real time, to assemble and integrate the data we collect, thereby providing an opportunity for physicians to make data-driven decisions in the clinic and for researchers to discover and develop therapeutics. We aim to help physicians find the best therapies for their patients, help pharmaceutical and biotechnology companies make the best drugs possible, and enable patients to access emerging therapies and clinical trials when appropriate.

We currently offer three product lines: Genomics, Data and AI Applications. Each product line is designed to enable and enhance the others, thereby creating network effects in each of the markets in which we operate. We are able to commercialize records multiple times, both at the time a test is run and thereafter. Our Genomics product line leverages our state-of-the-art laboratories to provide next generation sequencing diagnostics, polymerase chain reaction profiling, molecular genotyping and other anatomic and molecular pathology testing to healthcare providers, pharmaceutical companies, biotechnology companies, researchers, and other third parties. The data generated in our lab or ingested into our platform as part of the Genomics product line is structured and de-identified, prior to commercialization. This de-identified database is then commercialized to our pharmaceutical and biotechnology partners to facilitate drug discovery and development through two primary Data and Services products, Insights and Trials. Our third product line, AI Applications, is focused on developing and providing diagnostics that are algorithmic in nature, implementing new software as a medical device, and building and deploying clinical decision support tools.

Corporate Information

We were founded by Eric Lefkofsky under the name Bioin, LLC in Delaware in August 2015. We converted to a Delaware corporation in September 2015 under the name Bioin, Inc., and later changed our name to Tempus Health, Inc. in 2015, to Tempus Labs, Inc. in 2016, and to Tempus AI, Inc. in 2023. Effective as of August 7, 2025, we reincorporated, by conversion, from a Delaware corporation to a Nevada corporation. Our principal executive offices are located at 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654, and our telephone number is (800) 976-5448. Our website address is www.tempus.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus supplement, and you should not consider information on, or that can be accessed through, our website to be part hereof. We completed our initial public offering in June 2024, and our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

The Tempus logo, “Tempus” and our other registered and common law trade names, trademarks and service marks are the property of Tempus AI, Inc. or our subsidiaries. Other trade names, trademarks and service marks used herein are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the date upon which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029. Based on the aggregate market value of shares of our Class A common stock held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

Use of Proceeds

All of the shares of Class A common stock being offered hereby are being sold by selling stockholders. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. See “Use of Proceeds.”

Nasdaq Global Select Market Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q or Current Reports on Form 8-K, as well as any amendments thereto reflected in subsequent filings with the SEC, together with other information in this prospectus supplement and the accompanying prospectus and the documents incorporated by reference in this prospectus supplement and the accompanying prospectus. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by the selling stockholders. The selling stockholders referenced in this prospectus supplement will receive all of the net proceeds from the sales of shares of Class A common stock. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.

We, and not the selling stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus supplement, but the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Class A common stock.

SELLING STOCKHOLDERS

Up to 1,268,033 shares of our Class A common stock are being offered by this prospectus supplement, all of which are being offered for resale for the account of the selling stockholders referenced herein. The shares of Class A common stock were issued to the selling stockholders in connection with transactions as described further below, and we are registering the resale of the shares of Class A common stock pursuant to the requirements of certain agreements between us and the selling stockholders.

We are registering the resale of the shares of Class A common stock held by the selling stockholders to permit the selling stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus supplement and the accompanying prospectus. As used in this prospectus supplement, the term “selling stockholders” includes the selling securityholders referenced in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the selling stockholder’s interest in such shares other than through a public sale.

The selling stockholders may sell some, all or none of the shares of Class A common stock held by them. We do not know how long the selling stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of their shares of Class A common stock. The shares of Class A common stock covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the number of shares of our outstanding Class A common stock beneficially owned by the selling stockholders as of August 22, 2025, the number of shares of Class A common stock that may be offered under this prospectus supplement, and the number of shares and percentage of our outstanding Class A common stock beneficially owned by the selling stockholders assuming all of the shares of Class A common stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Class A common stock. Generally, a person “beneficially owns” shares of Class A common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Class A Common Stock Registered for Sale Hereby” represents all of the shares of Class A common stock that the selling stockholders may offer and sell from time to time under this prospectus supplement.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders as of the date of this prospectus supplement. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the selling stockholders may change over time. The percentage of shares owned after the offering is based on 168,580,827 shares of our Class A common stock outstanding as of June 30, 2025.

	Shares Beneficially Owned Before the Offering				Number of Shares of Class A Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering(1)
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
Name of Selling Stockholder	Number	%	Number	%		Number	%	Number	%
Morgan Stanley & Co. LLC (2)(3)	3,062,740	1.8%	—	—	75,242	2,987,498	1.8%	—	—
All other selling stockholders, as a group (3)(4)	1,192,791	*	—	—	1,192,791	—	—	—	—

*	Represents beneficial ownership of less than 1%.

(1)

Assumes that the selling stockholders dispose of all the shares of Class A common stock being registered hereunder and do not acquire beneficial ownership of any additional shares of Class A common stock. The registration of these shares of Class A common stock does not necessarily mean that the selling stockholders will sell all or any of such shares of Class A common stock.

(2)

Shares beneficially owned directly or indirectly before the offering include (i) 2,996,830 shares of Class A common stock, 75,242 of which are being registered for resale hereby, and (ii) 65,910 shares of Class A common stock that the holder has the right to acquire within 60 days upon conversion or exercise of options and convertible securities.

(3)

The aggregate number of shares being registered for resale by this prospectus supplement consists of (i) 1,124,714 shares of Class A common stock issued to certain of the selling stockholders pursuant to or in connection with the Merger Agreement, including for services rendered in connection therewith, which includes 85,966 shares of Class A common stock that may be released to certain selling stockholders in connection with the release of a holdback pursuant to the terms of the Merger Agreement, (ii) 17,915 shares of Class A common stock issued to certain of the selling stockholders pursuant to the License Agreement, and (iii) 125,404 shares of Class A common stock issued to certain of the selling stockholders pursuant to the Release Agreement.

(4)	Represents selling stockholders who collectively own less than 1% of our Class A common stock outstanding as of the date of this prospectus supplement.

PLAN OF DISTRIBUTION

The shares of Class A common stock owned by the selling stockholders covered by this prospectus supplement and the accompanying prospectus may be offered, sold, transferred or otherwise disposed of from time to time by such selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:

•

through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus supplement;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

•	short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

•	distribution to employees, members, limited partners or stockholders of a selling stockholder;

•	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

•	delayed delivery arrangements providing for payment and delivery on a specified date in the future;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through dividends or other distributions made by a selling stockholder to its partners, members or stockholders;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus supplement or the accompanying prospectus. Further, the selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus supplement or the accompanying prospectus to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Class A common stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Class A common stock.

The selling stockholders may elect to make an in-kind distribution of the shares of Class A common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Class A common stock acquired in the distribution.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling the stockholder. The selling stockholders may also sell the securities short and redeliver the securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus supplement, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus supplement (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If at the time of any offering made under this prospectus supplement a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In addition, we will make copies of this prospectus supplement and the accompanying prospectus available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, an additional prospectus supplement may be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Class  A common stock offered by this prospectus supplement.

LEGAL MATTERS

Certain legal matters in connection with the offering and the validity of the securities offered by this prospectus supplement will be passed upon by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this prospectus supplement by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus supplement and the accompanying prospectus are part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus supplement or the accompanying prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus supplement for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.tempus.com. Information contained in or accessible through our website does not constitute a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus supplement, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus supplement. Information in this prospectus supplement supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus supplement, while information that we file later with the SEC will automatically update and supersede the information in this prospectus supplement. We also incorporate by reference into this prospectus supplement the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus supplement:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  7, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2025, April 23, 2025, May 23, 2025 and July 3, 2025; and

•

the description of our Class  A common stock in our registration statement on Form 8-A filed with the SEC on June 11, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Illinois, 60654

Attn: Corporate Secretary

(800) 976-5448

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

Prospectus

Class A Common Stock

The selling stockholders listed under the heading “Selling Stockholders” may offer and sell up to 2,439,155 shares of our Class A common stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Class A common stock. We may also authorize one or more free writing prospectuses to be provided to you in connection with these offerings. Any prospectus supplement or free writing prospectus may also add, update or change information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. You should carefully read this prospectus, any applicable prospectus supplement and any related free writing prospectus, as well as the documents incorporated by reference, before buying shares of our Class A common stock.

We will not receive any proceeds from the sale of shares of Class A common stock by selling stockholders.

Our Class A common stock is listed on the Nasdaq Global Select Market under the trading symbol “TEM.” On August 7, 2025, the last reported sale price of our Class A common stock was $58.74 per share.

Investing in our Class A common stock involves a high degree of risk. You should review carefully the risks and uncertainties described in the section titled “Risk Factors” on page 4 of this prospectus and contained in any applicable prospectus supplement and in any free writing prospectuses we have authorized for use in connection with a specific offering, and under similar headings in the documents that are incorporated by reference into this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is August 8, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process as a “well-known seasoned issuer” as defined in Rule 405 under the Securities Act of 1933, as amended (the “Securities Act”). Under this shelf registration process, the selling stockholders may offer shares of our Class A common stock in one or more offerings. There is no limit on the aggregate number of shares of Class A common stock that the selling stockholders may offer pursuant to the registration statement of which this prospectus is a part.

The selling stockholders listed under the heading “Selling Stockholders” in this prospectus may offer and sell up to 2,439,155 shares of our Class A common stock pursuant to this prospectus. In addition, from time to time, selling stockholders to be named in a prospectus supplement may offer shares of our Class A common stock and, in such case, we will provide a prospectus supplement that will contain more specific information about the terms of that offering. We may also authorize one or more free writing prospectuses to be provided to you that may contain material information relating to these offerings. Any prospectus supplement and any related free writing prospectus that we may authorize to be provided to you may also add, update or change any of the information contained in this prospectus or in the documents that we have incorporated by reference into this prospectus. We urge you to read carefully this prospectus, any applicable prospectus supplement and any free writing prospectuses we have authorized for use in connection with a specific offering by the selling stockholders, together with the information incorporated herein by reference as described in the section titled “Incorporation of Certain Information by Reference,” before buying any of the securities being offered.

We have not, and the selling stockholders have not, authorized anyone to provide you with any information or to make any representations other than those contained in this prospectus, any applicable prospectus supplement or any free writing prospectuses prepared by or on behalf of us or to which we have referred you. We and the selling stockholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the securities offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so.

The information appearing in this prospectus, any applicable prospectus supplement and any related free writing prospectus is accurate only as of the date on the front of the document and any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus, the applicable prospectus supplement or any related free writing prospectus, or any sale of a security. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus contains and incorporates by reference industry, market and competitive position data from our own internal estimates and research, as well as from independent market research, industry and general publications and surveys, governmental agencies and publicly available information in addition to research, surveys and studies conducted by third parties. The content of these third-party sources, except to the extent specifically set forth in this prospectus and the documents incorporated by reference in this prospectus, does not constitute a portion of this prospectus or the documents incorporated by reference in this prospectus and is not incorporated herein or therein. Internal estimates are derived from publicly available information released by industry analysts and third-party sources, our internal research and our industry experience, and are based on assumptions made by us based on such data and our knowledge of our industry and market, which we believe to be reasonable. In some cases, we do not expressly refer to the sources from which this data is derived. In that regard, when we refer to one or more sources of this type of data in any paragraph, you should assume that other data of this type appearing in the same paragraph is derived from the same sources, unless otherwise expressly stated or the context otherwise requires.

In addition, while we are responsible for all of the disclosure contained in this prospectus and the documents incorporated by reference in this prospectus and we believe the industry, market and competitive position data

i

included in this prospectus and the documents incorporated by reference in this prospectus is reliable and based on reasonable assumptions, such data involve risks and uncertainties and are subject to change based on various factors, including those discussed in the section titled “Special Note Regarding Forward-Looking Statements” in this prospectus and in the section titled “Risk Factors” incorporated by reference in this prospectus from our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These and other factors could cause results to differ materially from those expressed in the estimates made by the independent parties or by us. Accordingly, investors should not place undue reliance on this information.

To the extent there is a conflict between the information contained in this prospectus, on the one hand, and the information contained in any document incorporated by reference into this prospectus that was filed with the SEC before the date of this prospectus, on the other hand, you should rely on the information in this prospectus. If any statement in one of these documents is inconsistent with a statement in another document having a later date — for example, a document incorporated by reference into this prospectus — the statement in the document having the later date modifies or supersedes the earlier statement.

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the section entitled “Where You Can Find More Information.”

Unless the context indicates otherwise, as used in this prospectus, all references to “Tempus,” the “Company,” “we,” “us,” “our,” or similar references refer to Tempus AI, Inc. and its consolidated subsidiaries.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any applicable prospectus supplement and the documents incorporated by reference in this prospectus and any applicable prospectus supplement contain forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained or incorporated in this prospectus and any applicable prospectus supplement, including statements regarding our future results of operations or financial condition, business strategy and plans and objectives of management for future operations, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “anticipate,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will” or “would” or the negative of these words or other similar terms or expressions. Within the meaning of Section 27A of the Securities Act, and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), these forward-looking statements include, but are not limited to, statements concerning the following:

•	the evolving treatment paradigm for cancer, including physicians’ use of molecular data and targeted oncology therapeutics and the market size for our current and future products;

•	our ability to expand our business beyond oncology into new disease areas;

•	estimates of our addressable market and our expectations regarding our revenue, expenses, capital requirements and operating results;

•	our ability to develop new products and services, including our goals and strategy regarding development and commercialization of our AI Applications product line;

•	our ability to maintain and grow our datasets, including in new disease areas and geographies;

•	any expectation that the growth of our datasets will improve the quality of our products and services and accelerate their adoption;

•	our ability to capture, aggregate, analyze or otherwise utilize genomic data in new ways and in additional diagnostic modalities;

•	any expectation that we will continue to commercialize de-identified records and license them to multiple customers;

•	the acceptance of our publications in peer-reviewed journals or of our presentations at scientific and medical conference presentations;

•	the implementation of our business model and strategic plans for our products, technologies and businesses;

•	competitive companies and technologies and our industry;

•	the potential of intelligent diagnostics to be disruptive across a broad set of disease areas and the clinical trial process;

•	our ability to manage and grow our business by expanding our sales to existing customers or introducing our products to new customers;

•	the impact of macroeconomic conditions, including new and potential tariffs, on us and our customers;

•	third-party payer reimbursement and coverage decisions, including our strategy to increase reimbursement;

•	our ability to establish and maintain intellectual property protection for our products or avoid claims of infringement;

•	potential effects of evolving and/or extensive government regulation;

•	the timing or likelihood of regulatory filings and approvals;

•	our ability to hire and retain key personnel;

•	our ability to expand internationally, including through our joint venture, SB Tempus Corp. in Japan;

•

our ability to successfully acquire businesses, form joint ventures or make investments in companies or technologies, including our ability to realize the expected benefits of our acquisitions of Ambry Genetics Corporation and Deep 6 AI, Inc.;

•	our ability to protect and enforce our intellectual property rights, including our trade secret protected proprietary rights in our platform;

•	our ability to service or pay down existing or future debt obligations;

•	the outcome of pending or threatened litigation;

•	our anticipated cash needs and our needs for additional financing; and

•	anticipated trends and challenges in our business and the markets in which we operate.

You should not rely on forward-looking statements as predictions of future events. We have based the forward-looking statements contained in, or incorporated by reference into, this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition and operating results. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in, or incorporated by reference into, the sections titled “Risk Factors” in this prospectus and any applicable prospectus supplement and the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated into this prospectus and any applicable prospectus supplement. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in, or incorporated by reference into, this prospectus. The results, events and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based on information available to us as of the date of this prospectus. And while we believe that information provides a reasonable basis for these statements, that information may be limited or incomplete. Our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all relevant information. These statements are inherently uncertain, and investors are cautioned not to unduly rely on these statements.

The forward-looking statements made in, or incorporated by reference into, this prospectus and any applicable prospectus supplement relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made or incorporated by reference in this prospectus and any applicable prospectus supplement to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus or incorporated by reference in this prospectus, and does not contain all of the information that you need to consider in making your investment decision. You should carefully read the entire prospectus, any applicable prospectus supplement and any related free writing prospectus, including the risks of investing in our Class A common stock discussed in the section titled “Risk Factors” contained in this prospectus and in any applicable prospectus supplement and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus. You should also carefully read the information incorporated by reference into this prospectus, including our financial statements, and the exhibits to the registration statement of which this prospectus is a part.

Overview

Tempus is a technology company focused on healthcare that straddles two converging worlds. We strive to combine deep healthcare expertise, providing next-generation diagnostics across multiple disease areas, with leading technology capabilities, harnessing the power of data and analytics to help personalize medicine. We endeavor to unlock the true power of precision medicine by creating Intelligent Diagnostics through the practical application of artificial intelligence (“AI”) in healthcare. Intelligent Diagnostics use AI, including generative AI, to make laboratory tests more accurate, tailored, and personal. Unlike traditional diagnostic labs, we can incorporate unique patient information, such as clinical, molecular, and imaging data, with the goal of making our tests more intelligent and our results more insightful. Unlike other technology companies, we are deeply rooted in clinical care delivery as one of the largest sequencers of cancer patients, and patients with other diseases, in the United States. Straddling both worlds is advantageous as we believe Intelligent Diagnostics represent the future of precision medicine, informing more personalized and data-driven therapy selection and development. We believe their adoption could empower physicians to deliver better care and researchers to develop more precise therapies, with the potential to save millions of lives.

In order to bring AI to healthcare at scale, we believe the foundation of how data flows throughout the ecosystem needs to be rebuilt. We established new data pipes, going to and from providers, to allow for the free exchange of data between physicians, who interpret data, and diagnostic and life science companies, who provide data, integrating relevant clinical data, such as outcomes, or adverse events, which are essential for many clinical decisions. Without this capability, we believe that data would continue to accumulate without impacting patient care. To accomplish this, we built both a technology platform to free healthcare data from silos and an operating system to make this data useful, the combination of which we refer to as our Platform. Our Platform connects multiple stakeholders within the larger healthcare ecosystem, often in real time, to assemble and integrate the data we collect, thereby providing an opportunity for physicians to make data-driven decisions in the clinic and for researchers to discover and develop therapeutics. We aim to help physicians find the best therapies for their patients, help pharmaceutical and biotechnology companies make the best drugs possible, and enable patients to access emerging therapies and clinical trials when appropriate.

We currently offer three product lines: Genomics, Data and AI Applications. Each product line is designed to enable and enhance the others, thereby creating network effects in each of the markets in which we operate. We are able to commercialize records multiple times, both at the time a test is run and thereafter. Our Genomics product line leverages our state-of-the-art laboratories to provide next generation sequencing diagnostics, polymerase chain reaction profiling, molecular genotyping and other anatomic and molecular pathology testing to healthcare providers, pharmaceutical companies, biotechnology companies, researchers, and other third parties. The data generated in our lab or ingested into our platform as part of the Genomics product line is structured and de-identified, prior to commercialization. This de-identified database is then commercialized to our pharmaceutical and biotechnology partners to facilitate drug discovery and development through two primary Data and Services products, Insights and Trials. Our third product line, AI Applications, is focused on developing and providing diagnostics that are algorithmic in nature, implementing new software as a medical device, and building and deploying clinical decision support tools.

Corporate Information

We were founded by Eric Lefkofsky under the name Bioin, LLC in Delaware in August 2015. We converted to a Delaware corporation in September 2015 under the name Bioin, Inc., and later changed our name to Tempus Health, Inc. in 2015, to Tempus Labs, Inc. in 2016, and to Tempus AI, Inc. in 2023. Effective as of August 7, 2025, we reincorporated, by conversion, from a Delaware corporation to a Nevada corporation. Our principal executive offices are located at 600 West Chicago Avenue, Suite 510 Chicago, Illinois 60654, and our telephone number is (800) 976-5448. Our website address is www.tempus.com. Information contained on, or that can be accessed through, our website is not incorporated by reference into this prospectus, and you should not consider information on, or that can be accessed through, our website to be part hereof. We completed our initial public offering in June 2024, and our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

The Tempus logo, “Tempus” and our other registered and common law trade names, trademarks and service marks are the property of Tempus AI, Inc. or our subsidiaries. Other trade names, trademarks and service marks used herein are the property of their respective owners.

Implications of Being an Emerging Growth Company

We are an emerging growth company, as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). For so long as we remain an emerging growth company, we are permitted and intend to rely on certain exemptions from various public company reporting requirements that are applicable to other public companies that are not emerging growth companies, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm pursuant to Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments not previously approved.

Under the JOBS Act, emerging growth companies can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies. We have elected to use this extended transition period for complying with certain new or revised accounting standards that have different effective dates for public and private companies until the earlier of the date that we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act. As a result, our financial statements may not be comparable to companies that comply with the new or revised accounting pronouncements as of public company effective dates.

We will remain an emerging growth company until the earliest to occur of: (i) the last day of the fiscal year in which we have at least $1.235 billion in annual revenue; (ii) the date upon which we are deemed to be a “large accelerated filer,” as defined in Rule 12b-2 under the Exchange Act; (iii) the date on which we have issued more than $1.0 billion in nonconvertible debt securities during the prior three-year period; and (iv) December 31, 2029. Based on the aggregate market value of shares of our Class A common stock held by non-affiliates as of June 30, 2025, we expect to become a “large accelerated filer” and no longer qualify as an emerging growth company as of December 31, 2025.

Use of Proceeds

All of the shares of Class A common stock being offered hereby are being sold by selling stockholders. We will not receive any proceeds from the sale of the Class A common stock by the selling stockholders. See “Use of Proceeds.”

Nasdaq Global Select Market Listing

Our Class A common stock is listed on the Nasdaq Global Select Market under the symbol “TEM.”

RISK FACTORS

Investing in our Class A common stock involves a high degree of risk. Before deciding whether to invest in our Class A common stock, you should consider carefully the risks and uncertainties described in the section titled “Risk Factors” contained in any applicable prospectus supplement and any related free writing prospectus, and described under the section entitled “Risk Factors” contained in our most recent Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC, which are incorporated by reference into this prospectus in their entirety, together with other information in this prospectus, the documents incorporated by reference in this prospectus, any applicable prospectus supplement and any free writing prospectus that we may authorize for use in connection with a specific offering. See the sections titled “Where You Can Find More Information” and “Incorporation of Certain Information by Reference.” The risks described in these documents are not the only ones we face, but those that we consider to be material. There may be other unknown or unpredictable economic, business, competitive, regulatory or other factors that could have material adverse effects on our future results. Past financial performance may not be a reliable indicator of future performance, and historical trends should not be used to anticipate results or trends in future periods. If any of these risks actually occurs, our business, financial condition, results of operations or cash flow could be seriously harmed. This could cause the trading price of our Class A common stock to decline, resulting in a loss of all or part of your investment. Please also carefully read the section entitled “Special Note Regarding Forward-Looking Statements.”

USE OF PROCEEDS

All of the shares of Class A common stock being offered hereby are being sold by selling stockholders. The selling stockholders listed under the heading “Selling Stockholders” in this prospectus or any applicable prospectus supplement will receive all of the net proceeds from the sales of shares of Class A common stock. We will not receive any proceeds from the sale of Class A common stock by the selling stockholders.

We, and not the selling stockholders, will pay the costs, expenses and fees in connection with the registration of the shares of Class A common stock covered by this prospectus and any accompanying prospectus supplement, but the selling stockholders will pay all discounts, commissions or brokers’ fees or fees of similar securities industry professionals and transfer taxes, if any, attributable to sales of such shares of Class A common stock.

SELLING STOCKHOLDERS

Up to 2,439,155 shares of our Class A common stock are being offered by this prospectus, all of which are being offered for resale for the account of the selling stockholders named herein. The shares of Class A common stock were issued to the selling stockholders in connection with acquisitions as described further below, and we are registering the resale of the shares of Class A common stock pursuant to the requirements of certain purchase agreements between us and the selling stockholders. We may register additional shares for resale for the account of additional selling stockholders in the future through an accompanying prospectus supplement.

We are registering the resale of the shares of Class A common stock held by the selling stockholders to permit the selling stockholders to resell or otherwise dispose of such shares in the manner contemplated under “Plan of Distribution” in this prospectus and any accompanying prospectus supplement. As used in this prospectus, the term “selling stockholders” includes the selling securityholders listed in the table below, and the pledgees, donees, transferees, assignees, successors, designees, successors-in-interest and others who later come to hold any of the selling stockholder’s interest in such shares other than through a public sale.

The selling stockholders may sell some, all or none of the shares of Class A common stock held by them. We do not know how long the selling stockholders will hold such shares before selling them, and we currently have no agreements, arrangements or understandings with the selling stockholders regarding the sale or other disposition of any of their shares of Class A common stock. The shares of Class A common stock covered hereby may be offered from time to time by the selling stockholders.

The following table sets forth the number of shares of our outstanding Class A common stock beneficially owned by the selling stockholders as of August 1, 2025, the number of shares of Class A common stock that may be offered under this prospectus, and the number of shares and percentage of our outstanding Class A common stock beneficially owned by the selling stockholders assuming all of the shares of Class A common stock covered hereby are sold. Beneficial ownership is determined in accordance with the rules of the SEC and includes voting or investment power with respect to our shares of Class A common stock. Generally, a person “beneficially owns” shares of Class A common stock if the person has or shares with others the right to vote those shares or to dispose of them, or if the person has the right to acquire voting or disposition rights within 60 days. The number of shares in the column “Number of Shares of Class A Common Stock Registered for Sale Hereby” represents all of the shares of Class A common stock that the selling stockholders may offer and sell from time to time under this prospectus.

All information contained in the table below and the footnotes thereto is based upon information provided to us by the selling stockholders as of the date of this prospectus. The selling stockholders may have sold or transferred, in transactions exempt from the registration requirements of the Securities Act, some or all of their shares or other securities since the date on which the information in the table below is presented. Information about the selling stockholders may change over time. The percentage of shares owned after the offering is based on 168,671,519 shares of our Class A common stock outstanding as of August 1, 2025.

	Shares Beneficially Owned Before the Offering				Number of Shares of Class A Common Stock Registered for Sale Hereby	Shares Beneficially Owned After the Offering
	Class A Common Stock		Class B Common Stock			Class A Common Stock		Class B Common Stock
Name of Selling Stockholder	Number	%	Number	%		Number	%	Number	%
REALM IDx, Inc.(1)	2,152,505	1.3	—	—	2,152,505	—	—	—	—
Solventum Management LLC (2)	7,550	*	—	—	7,550	—	—	—	—
Boston Millennia Founders Fund Partnership (2)	799	*	—	—	799	—	—	—	—
Golden Sand River (Digital), Ltd. (2)	6,413	*	—	—	6,413	—	—	—	—
GSR Ventures V (Singapore) Pte. Ltd. (2)	231,057	*	—	—	231,057	—	—	—	—
Iaso Ventures, L.P. (2)	3,562	*	—	—	3,562	—	—	—	—
Paul Gilbert (2)	1,518	*	—	—	1,518	—	—	—	—
Techstars Ventures 2022, L.P. (2)	1,006	*	—	—	1,006	—	—	—	—
Wout Brusselaers (2)(3)	34,745	*	—	—	34,745	—	—	—	—

*	Represents beneficial ownership of less than 1%.
(1)

On November 4, 2024, we entered into a Securities Purchase Agreement by and among us, REALM IDx, Inc. (the “Seller”) and the Seller’s ultimate parent, Konica Minolta, Inc., a Japanese corporation (“KMI”), as guarantor, pursuant to which we agreed to purchase all of the outstanding shares of capital stock of Ambry Genetics Corporation. Pursuant to the terms of the Purchase Agreement, we issued 4,843,136 shares of Class A common stock to the Seller on February 3, 2025 upon the closing of the acquisition. 2,152,505 of the shares of Class A common stock held by the Seller are subject to a lock-up for a period of one year following the closing date of the acquisition. KMI, a publicly traded corporation organized under the laws of Japan and traded on the Tokyo Stock Exchange, is the ultimate parent of, and may be deemed to have voting, investment and dispositive control over the shares held by, REALM IDx, Inc. KMI is governed by its board of directors which consists of nine persons, none of which has beneficial ownership over the shares. The registered address of REALM IDx, Inc. is c/o Konica Minolta, 1900 S State College Blvd, Suite 600, Anaheim, California 92806.

(2)

In connection with our acquisition of Deep 6 AI, Inc. (“Deep 6”), on March 11, 2025, we issued 269,280 shares of Class A common stock to certain former stockholders of Deep 6 and may issue up to an additional 17,370 shares of Class A common stock to such former stockholders of Deep 6 in connection with the release of a holdback pursuant to the terms of the purchase agreement. The registered address of Solventum Management LLC is 2510 Conway Ave E, BLDG 275-6W-24, Maplewood, MN 55144-1000; the registered address of Boston Millennia Founders Fund Partnership is 71 Commercial Street, #301 Boston, MA 02109; the registered address of Golden Sand River (Digital), Ltd. is c/o Campbells Corporate Services Limited, Floor 4, Willow House, Cricket Square, Grand Cayman KY1-9010, Cayman Islands; the registered address of GSR Ventures V (Singapore) Pte. Ltd is 1 George Street #21-01, Singapore 049145; the registered address of Iaso Ventures, L.P. is 75 State Street, First Floor, Boston, MA 02109; the registered address of Paul Gilbert is 1200 California Street Apt 12D, San Francisco, CA 94109; the registered address of Techstars Ventures 2022, L.P. is 25 West 45th St., 15th Floor, New York, NY 10036; the registered address of Wout Brusselaers is 4607 Jessica Drive, Los Angeles, CA 90065.

(3)	Mr. Brusselaers has served as our Senior Vice President, General Manager since March 11, 2025.

PLAN OF DISTRIBUTION

The shares of Class A common stock owned by the selling stockholders covered by this prospectus and any applicable prospectus supplement may be offered, sold, transferred or otherwise disposed of from time to time by such selling stockholders. The selling stockholders will act independently of us in making decisions with respect to the timing, manner and size of each sale. Such sales may be made on one or more exchanges, markets, trading facilities or in the over-the-counter market or otherwise, at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale or at negotiated prices. The selling stockholders may sell or otherwise dispose of their securities by one or more of, or a combination of, the following methods:

•

through one or more underwriters in a public offering, pursuant to which underwriters may resell the shares in one or more transactions, including in negotiated transactions at a fixed public offering price or at varying prices determined at the time of sale;

•	purchases by a broker-dealer as principal and resale by such broker-dealer for its own account pursuant to this prospectus;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•	transactions in which the broker-dealer solicits purchasers on a best efforts basis;

•	block trades in which the broker-dealer so engaged will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	an over-the-counter distribution in accordance with the rules of the Nasdaq Stock Market;

•

through trading plans entered into by a selling stockholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement that provide for periodic sales of its securities on the basis of parameters described in such trading plans;

•	short sales or through the settlement of short sales (including short sales “against the box”), subject to compliance with the Securities Act and other applicable securities laws;

•	distribution to employees, members, limited partners or stockholders of a selling stockholder;

•	through the writing or settlement of standardized or over-the-counter options, swaps or other hedging or derivative transactions, whether through an options exchange or otherwise;

•	in other ways not involving market makers or established trading markets, including direct sales to purchasers or sales effected through agents;

•

by pledge of securities for any loan or obligation (including obligations associated with derivative transactions), including pledges to brokers or dealers who may from time to time effect distributions of securities, and in the case of any collateral call or default on such loan or obligation, pledges or sales of securities by such pledgee or secured parties;

•	delayed delivery arrangements providing for payment and delivery on a specified date in the future;

•

in “at the market” offerings, as defined in Rule 415 under the Securities Act, at negotiated prices, at prices prevailing at the time of sale or at prices related to such prevailing market prices, including sales made directly on a national securities exchange or sales made through a market maker other than on an exchange or other similar offerings through sales agents;

•	in privately negotiated transactions;

•	through dividends or other distributions made by a selling stockholder to its partners, members or stockholders;

•	in options transactions;

•	through a combination of any of the above methods of sale; or

•	any other method permitted pursuant to applicable law.

In addition, any securities that qualify for sale pursuant to Rule 144 or another exemption from registration under the Securities Act or other such exemption may be sold under Rule 144 rather than pursuant to this prospectus or any accompanying prospectus supplement. Further, the selling stockholders may enter into derivative transactions with broker-dealers, other financial institutions or third parties or sell securities not covered by this prospectus or any accompanying prospectus supplement to third parties in privately negotiated or registered transactions. These transactions may involve the sale of shares of Class A common stock by the selling stockholders by forward sale or by an offering (directly or by entering into derivative transactions with broker-dealers, other financial institutions or third parties) of options, swaps, rights, warrants or other securities that are offered with, convertible into or exchangeable for shares of Class A common stock.

The selling stockholders may elect to make an in-kind distribution of the shares of common stock to its members, partners or shareholders. In such event, we may file a prospectus supplement to the extent required by law in order to permit the distributees to use the prospectus to resell the shares of Class A common stock acquired in the distribution.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. In connection with distributions of the securities or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions. In connection with such transactions, broker-dealers or other financial institutions may engage in short sales of the securities in the course of hedging the positions they assume with a selling the stockholder. The selling stockholders may also sell the securities short and redeliver the securities to close out such short positions. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction). The selling stockholders may also pledge securities to a broker-dealer or other financial institution, and, upon a default, such broker-dealer or other financial institution, may effect sales of the pledged securities pursuant to this prospectus (as supplemented or amended to reflect such transaction).

In effecting sales, broker-dealers or agents engaged by the selling stockholders may arrange for other broker-dealers to participate. Broker-dealers or agents may receive commissions, discounts or concessions from the selling stockholders in amounts to be negotiated immediately prior to the sale.

In offering the securities covered by this prospectus and any applicable prospectus supplement, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions.

If at the time of any offering made under this prospectus a member of FINRA participating in the offering has a “conflict of interest” as defined in FINRA Rule 5121, or Rule 5121, that offering will be conducted in accordance with the relevant provisions of Rule 5121.

In order to comply with the securities laws of certain states, if applicable, the securities must be sold in such jurisdictions only through registered or licensed brokers or dealers. In addition, in certain states the securities may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

The selling stockholders and any other persons participating in the distribution will be subject to the applicable provisions of the Exchange Act and the rules and regulations under the Exchange Act, including, without limitation, Regulation M, which may limit the timing of purchases and sales by the selling stockholders and any other relevant persons of any of the securities. Furthermore, Regulation M may restrict the ability of any person engaged in the distribution of securities to engage in market-making activities with respect to the securities being distributed. All of the above may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

In addition, we will make copies of this prospectus and any applicable prospectus supplement available to the selling stockholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling stockholders may indemnify any broker-dealer that participates in transactions involving the sale of the securities against certain liabilities, including liabilities arising under the Securities Act.

At the time a particular offer of securities is made, if required, a prospectus supplement will be distributed that will set forth the number of securities being offered and the terms of the offering, including the name of any underwriter, dealer or agent, the purchase price paid by any underwriter, any discount, commission and other item constituting compensation, any discount, commission or concession allowed or reallowed or paid to any dealer, and the proposed selling price to the public.

We have agreed to indemnify the selling stockholders against certain liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares of Class A common stock offered by this prospectus.

LEGAL MATTERS

Unless otherwise indicated in any applicable prospectus supplement, certain legal matters in connection with the offering and the validity of the securities offered by this prospectus, and any supplement thereto, will be passed upon by Cooley LLP, Chicago, Illinois and, with respect to matters of Nevada law, by Brownstein Hyatt Farber Schreck, LLP, Las Vegas, Nevada.

EXPERTS

The financial statements incorporated in this Prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2024 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

This prospectus is part of a registration statement on Form S-3 we filed with the SEC under the Securities Act and does not contain all the information set forth or incorporated by reference in the registration statement and the accompanying exhibits. Whenever a reference is made in this prospectus to any of our contracts, agreements or other documents, the reference may not be complete and you should refer to the exhibits that are a part of the registration statement or the exhibits to the reports or other documents incorporated by reference into this prospectus for a copy of such contract, agreement or other document.

Because we are subject to the information and reporting requirements of the Exchange Act, we file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the Internet at the SEC’s website at www.sec.gov. Copies of certain information filed by us with the SEC are also available on our website at investors.tempus.com. Information contained in or accessible through our website does not constitute a part of this prospectus and is not incorporated by reference in this prospectus. We have included our website address as an inactive textual reference only.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is an important part of this prospectus. Information in this prospectus supersedes information incorporated by reference that we filed with the SEC prior to the date of this prospectus, while information that we file later with the SEC will automatically update and supersede the information in this prospectus. We also incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC (other than Current Reports or portions thereof furnished under Item 2.02 or Item 7.01 of Form 8-K and exhibits filed on such form that are related to such items and other portions of documents that are deemed to have been furnished, but not filed, or are otherwise not incorporated into registration statements pursuant to applicable rules promulgated by the SEC) pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing and concurrent effectiveness of the registration statement but prior to the termination of all offerings covered by this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 24, 2025;

•	our Quarterly Reports on Form 10-Q for the quarter ended March 31, 2025, filed with the SEC on May 6, 2025, and for the quarter ended June 30, 2025, filed with the SEC on August 8, 2025;

•

our Definitive Proxy Statement on Schedule 14A filed with the SEC on April  7, 2025 (solely with respect to those portions incorporated by reference into our Annual Report on Form 10-K for the fiscal year ended December 31, 2024);

•	our Current Reports on Form 8-K filed with the SEC on February 3, 2025, April 23, 2025, May 23, 2025 and July 3, 2025; and

•

the description of our Class A common stock in our registration statement on  Form 8-A filed with the SEC on June 11, 2024, including any amendments or reports filed for the purpose of updating such description, including Exhibit 4.3 to our Quarterly Report on Form 10-Q for the period ended June 30, 2025.

You may request a copy of these filings, at no cost, by writing or telephoning us at the following address or phone number:

Tempus AI, Inc.

600 West Chicago Avenue, Suite 510

Illinois, 60654

Attn: Corporate Secretary

(800) 976-5448

Any statement contained in a document incorporated by reference herein shall be deemed modified or superseded to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement.

1,268,033 Shares

Class A Common Stock

PROSPECTUS SUPPLEMENT

August 27, 2025